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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2000, relating to the consolidated financial statements and financial statement schedule of Caminus Corporation, and of our report dated August 28, 1998, relating to the financial statements of ZAI*NET Software, Inc., which appear in Caminus Corporation's Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
May 17, 2001